Exhibit 99.1

Contact:

BSQUARE Corporation

Scott Mahan, CFO

(425)519-5900

investorrelations@bsquare.com

BSQUARE Reports First Quarter Results

Embedded Operating Systems Sales Up Sequentially Despite Customer Loss

BELLEVUE, WA, May 5, 2005 – BSQUARE Corporation (Nasdaq: BSQR) today reported financial results for the first quarter ended March 31, 2005.  The company reported a net loss for the quarter of $545,000 ($0.01 per diluted share), which compared to a net loss of $2.2 million ($0.06 per diluted share) in the first quarter of 2004, and net income of $79,000 ($0.00 per diluted share) in the fourth quarter of 2004.  Total revenue for the quarter was $9.8 million, compared to $10.6 million in the first quarter of 2004 and $8.9 million in the fourth quarter of 2004.  Results for the first quarter of 2004 included a $2.0 million loss ($.05 per diluted share) from the company’s now discontinued hardware business unit.  There was no significant activity for this business unit in the first quarter of 2005 or fourth quarter of 2004.

“This most recent quarter was a disappointment, especially considering the progress we have made over the last eighteen months.  As previously announced, we lost a significant customer during the quarter, Cardinal Healthcare, and our service revenue line did not show the progress that we expected.  This, coupled with expected increases in operating expenses, resulted in a step backward in profitability,” commented Brian Crowley, chief executive officer of BSQUARE.  “The good news is that the loss of Cardinal – our only 10% customer – was not nearly as significant at the gross profit line and we had already embarked on sales initiatives to broaden our customer base.  In fact, sales of Microsoft Embedded operating systems to customers other than Cardinal were up roughly 40% sequentially and year-over-year.  We also made progress during the quarter addressing sales management and execution in engineering service sales and entered the second quarter with the strongest backlog in the last four quarters.”

Key achievements during the quarter included:

•                  We unveiled a newly developed SDIO Now! product roadmap to existing and potential customers, which demonstrates increasing value of the SDIO Now! product line in the development of next generation mobile devices;

•                  We recruited Kendra VanderMeulen to the company’s Board of Directors.  Ms. VanderMeulen recently served as executive vice president, Mobile at InfoSpace, and is an active board member or advisor to a variety of companies in the wireless Internet arena.  Previously Ms. VanderMeulen held various roles at AT&T Wireless and brings with her an insight into carrier product plans that will benefit the company’s proprietary product development;

•                  We recruited Pawan Gupta as vice president, products, to leverage his extensive experience working with OEM/ODM customers providing products that help speed time to market.  In addition to four years in various management positions at Microsoft, Mr. Gupta has more than 25 years of experience creating and executing business strategies, managing product and business development, and leading software development teams. At Toshiba, Gupta was Director of Worldwide Product Planning for digital home products, such as next-generation set-top boxes and mobile devices like handheld computers;

•                  We recruited Larry Stapleton as vice president, North America solution sales.  Mr. Stapleton brings a disciplined sales background, as well as deep technology experience to BSQUARE.  Previously, Mr. Stapleton was VP of Global Technology Business Development at Terabeam, a world leader in providing extended range wireless data equipment and turnkey long distance wireless systems. At Terabeam, Mr. Stapleton oversaw International Business Development, Value Added Reseller (VAR) relationships, and product development.  Previous to Terabeam, Mr. Stapleton served as Vice President of Sales and Marketing at SelfCHARGE, and served as the Senior Director of Client Services at Teague and Associates as well as other technology related senior sales and marketing positions;

•                  We continued progress on our reference design product initiative, which is expected to be introduced in the second half of the year.  The company believes that its reference design initiative, which is a combination of pre-packaged hardware and software, will enable its customers to get to market sooner, with higher quality, through the use of a developed starting point.  We also believe that our reference designs will drive increased professional service sales and serve as the foundation for future products; and

•                  We ended the quarter with more than 20 ongoing Windows CE, PPC and Smartphone projects, and successfully completed five customer service engagements during the quarter.  Included in the active projects at quarter-end were a follow-on engagement for a major Japanese OEM, several PDA and Smartphone projects targeting the upcoming Microsoft Magneto release, and multiple Windows XPe projects for major North American retail and wholesale companies.

Commenting on the achievements during the quarter, Crowley added, “We noted in our last conference call that during the first and second quarters of 2005 we would focus on sales execution, as well as our proprietary products initiatives, and that is exactly what we have done.  We have made good progress in both areas that we believe will benefit us in future quarters.”

Revenue Results

Software revenue in the first quarter was $7.5 million, including $6.9 million in sales of third-party software products, most notably Microsoft Embedded operating systems.  This compared to software revenue of $7.7 million and $6.5 million in the first and fourth quarters of 2004, respectively, which included $7.0 million and $5.8 million in sales of third-party software, respectively.   As previously announced, the company was informed in March that Cardinal Healthcare Systems (Cardinal), which accounted for 19% of total revenue in 2004, would begin purchasing from a competitor in the second quarter.  Cardinal accounted for $710,000 in third-party software revenue in the first quarter of 2005, down significantly from order volumes in the prior year, as Cardinal continued its inventory management activities and began phasing its purchasing over to the competitor.  Crowley commented, “Given the drop in Cardinal order volumes, this was a very solid quarter in sales of Microsoft Embedded operating systems, demonstrating both the impact of efforts to broaden our customer base as well as the growth opportunity in this area.”

Proprietary software revenue was $590,000 in the first quarter of 2005 compared to $680,000 in the first and fourth quarters of 2004.  Sales of the company’s SDIO Now! software product contributed $490,000, $270,000 and $360,000 to proprietary software revenue in the first quarters of 2005 and 2004, and the fourth quarter of 2004, respectively.  Higher SDIO Now! sales in the first quarter of 2005 were driven primarily by higher device shipment volumes by Taiwanese customers.  Proprietary software revenue in the first and fourth quarters of 2004 included sales of the company’s Power Handheld software stack and its Smartbuild reference design, which offset the increase in SDIO Now! revenue as compared to those prior quarters.

Service revenue for the quarter was $2.4 million, compared to $2.9 million in the first quarter of 2004 and $2.4 million in the fourth quarter of 2004.  The decline from the year-ago quarter was attributable to lower billable hour volumes on U.S. projects, driven by lower activity at several key service customers.  “As we commented in our March conference call, the services performance this quarter, particularly in the U.S. marketplace, was unacceptable,” Crowley said.  “We have taken steps during the current quarter to improve sales execution, including the hiring of a new vice president, and we are starting to see increased productivity from salespeople hired in 2004.  These factors have resulted in pipeline growth and, more importantly, an increase in our service backlog going into the second quarter.  We expect service revenue to increase in the second quarter based on the strength of this backlog.”

Gross Profit Margin Results

Overall gross profit margin was $1.9 million, or 19% of total revenue for the quarter, as compared to $2.4 million, or 23%, and $2.1 million, or 24%, in the first and fourth quarters of 2004, respectively.

Software gross margin was 21% for the quarter, compared to 21% and 24% for the first and fourth quarters of 2004, respectively.  The higher margin in the fourth quarter of 2004 was driven by high-margin BSQUARE software products comprising a larger percentage of overall software revenue.  Third-party software margin was approximately 14% during the first quarter of 2005.  Cardinal contributed $48,000 in software gross profit in the first quarter of 2005.

Service gross margin was 15% in the first quarter of 2005, compared to 28% and 22% for the first and fourth quarters of 2004, respectively.  The decrease in service gross margin, as compared to the first quarter of 2004, was attributable to lower revenue volume on a relatively flat service cost of sales base.  The decline in service gross margin as compared to the fourth quarter of 2004, was attributable to a combination of slightly lower revenue and slightly higher service cost of sales driven primarily by higher facilities costs.  Scott Mahan, BSQUARE’s chief financial officer, commented, “Because we are operating with a relatively fixed service cost of sales base and service capacity availability, we expect service margin to increase in the second quarter as service revenue increases.”

Operating Expenses

During the quarter, operating expenses were $2.5 million, compared to $2.7 million and $2.1 million in the first and fourth quarters of 2004, respectively.  Increases in research and development expense to support the increased focus on proprietary product efforts accounted for $110,000 of the increase from the fourth quarter of 2004.  The remainder of the sequential increase was attributable to higher fringe benefit costs, which are typically higher in the first several quarters of the year, and higher facilities costs, primarily driven by higher rent costs under the company’s corporate headquarters lease.

Mahan commented, “The increase in operating expenses this quarter, as compared to the fourth quarter, was expected.  Generally speaking, I think investors are seeing a relatively normalized level of operating expenses, although we do expect fringe benefits expense to decrease some during the year.  Additionally, we expect to continue to incrementally invest in research and development to support our proprietary products initiatives and expect to incur some incremental Sarbanes-Oxley 404 compliance costs in the second half of 2005.”

Cash Flows

The company’s cash and cash equivalents and short-term investments declined slightly to $12.8 million at March 31, 2005, compared to $12.9 million at December 31, 2004, of which $1.2 million was restricted.   This decrease was attributable to the net loss of $545,000 during the quarter and the payment of $160,000 to Microsoft under the previously announced audit settlement, offset by the positive effect on cash of an increase in royalties payable to Microsoft driven by higher sales of Microsoft Embedded operating systems during this quarter.  The company has no outstanding debt.

Conference Call

Management will host a conference call on May 5, 2005, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss the company’s results.  To access the call, please dial (800) 366-3908 or (303) 303-262-2131 and reference “BSQUARE” or conference ID 11028181.  A replay will be available for one week following the call by dialing (800) 405-2236 or (303) 590-3000; reference conference ID 11028181.  A live and replay webcast of the call will be available at www.BSQUARE.com in the investor relations section.

About BSQUARE

BSQUARE is a leader with a proven track record in consulting, engineering, licensing, and training for the smart device market. Since 1994, BSQUARE has provided device makers with solutions for designing, developing, and testing innovative products quickly and cost effectively. As one of Microsoft’s largest value-added partners worldwide, BSQUARE has unparalleled expertise in Windows Embedded and Windows Mobile software. Current BSQUARE customers include AMD, Casio, Motorola, NEC, Samsung, Sharp, and Texas Instruments. For more information, visit BSQUARE at www.bsquare.com or call 888-820-4500.

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to our projected financial results and proprietary products strategy. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Our forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially from those projected.  Factors that could affect our actual results include a decline in the market for our products, technology licenses and services; a decline in the market for Windows-based or other smart devices or the failure of this market to develop as anticipated; adverse changes in macro-economic conditions; our ability to successfully implement, execute and make adjustments in our business strategy, business model or product offerings to meet the needs of our current, new and potential customers; risks associated with the effects of our restructurings; our ability to successfully support our operations; competition; and intellectual property risks. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in BSQUARE’s Annual Report on Form 10-K for the year ended December 31, 2004 in the section entitled “Business—Factors That Could Affect Future Results.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

# # #

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 31, 2005	December 31, 2004
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$5,405	$4,943
Short-term investments	6,150	6,800
Accounts receivable, net	5,910	4,841
Prepaid expenses and other current assets	628	563
Total current assets	18,093	17,147
Furniture, equipment and leasehold improvements, net	734	784
Restricted cash	1,200	1,200
Total assets	$20,027	$19,131

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,565	$1,340
Accrued compensation	993	878
Accrued legal fees	534	534
Other accrued expenses	3,040	2,880
Deferred revenue	318	390
Total current liabilities	7,450	6,022

Deferred rent	370	375
Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value: authorized 10,000,000 shares; no shares issued and outstanding	—	—
Common stock, no par value: authorized 150,000,000 shares; issued and outstanding, 38,141,379 shares as of March 31, 2005 and 38,132,479 shares as of December 31, 2004	118,356	118,350
Accumulated other comprehensive loss	(394)	(406)
Accumulated deficit	(105,755)	(105,210)
Total shareholders’ equity	12,207	12,734
Total liabilities and shareholders’ equity	$20,027	$19,131

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2005	2004
	(unaudited)
Revenue:
Software	$7,452	$7,700
Service	2,363	2,874
Total revenue	9,815	10,574
Cost of revenue:
Software	5,892	6,078
Service	2,015	2,082
Total cost of revenue	7,907	8,160
Gross profit	1,908	2,414
Operating expenses:
Selling, general and administrative	2,126	2,451
Research and development	386	177
Restructuring and related charges	—	40
Total operating expenses	2,512	2,668
Loss from operations	(604)	(254)
Other income, net	59	57
Loss from continuing operations	(545)	(197)
Loss from discontinued operations	—	(2,010)
Net loss	$(545)	$(2,207)

Basic and diluted loss per share:
Loss from continuing operations	$(0.01)	$(0.01)
Loss from discontinued operations	—	(0.05)
Basic and diluted loss per share	$(0.01)	$(0.06)

Shares used in calculation of loss per share:
Basic and diluted	38,139	37,595